UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________________________
FORM 8-K
 _______________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Earliest Event Reported): July 16, 2018
__________________________________________________________
APX Group Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
__________________________________________________________

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4931 North 300 West Provo, UT 84604
(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

The information included in Item 7.01 below is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.

For the quarter ended June 30, 2018, the Company’s total revenues are estimated to be between $253 million and $259 million with net loss estimated to be between $144 million and $150 million, and Adjusted EBITDA, calculated in accordance with the agreements governing the Company’s notes and the credit agreement governing the Company’s revolving credit facility, is estimated to be between $134 million and $140 million. For the quarter, New Subscribers (as defined below) are estimated to be between 117,000 and 118,000, and attrition is estimated to be between 10.7% and 11.3%. The written presentation materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein. The slides contain statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth herein and therein.

The term “New Subscribers” refers to the aggregate number of net new smart home and security subscribers originated during a given period. This metric excludes new subscribers acquired by the transfer of a service contract from one subscriber to another and subscribers originated under pilot programs.

The selected preliminary financial data in this Current Report on Form 8-K, including the presentation slides furnished as Exhibit 99.1 to this report, has been prepared by, and is the responsibility of, the management of the Company. The information and estimates have not been compiled or examined by the Company’s independent auditors and are subject to revision as the Company prepares its financial statements as of and for the quarter ended June 30, 2018. Because the Company has not completed its normal quarterly closing, review and audit procedures for the quarter ended June 30, 2018, and subsequent events may occur that require adjustments to these results, the Company cannot provide assurance that the final results for the quarter ended June 30, 2018 will not differ materially from these estimates. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these estimated results for the quarter ended June 30, 2018 are not necessarily indicative of the results to be achieved for any future period.

The selected preliminary financial information in this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

In July 2018, the Company announced a number of cost reduction initiatives that are expected to reduce certain of the Company’s General and Administrative, Customer Service, and Sales Support fixed costs. The Company expects to complete these cost reduction initiatives by the end of 2018. In addition to resulting in meaningful cost reductions, the Company’s initiatives are expected to streamline operations, focus engineering and innovation and provide a better focus on driving customer satisfaction.

As part of these initiatives, the Company and Best Buy agreed in principle to end the co-branded Best Buy Smart Home by Vivint arrangement, which resulted in the elimination of over 400 in-store sales positions in the second quarter of 2018. These actions resulted in one-time cash severance-related expenses of approximately $4 to $5 million. Vivint and Best Buy are continuing to work towards more efficient ways to better help Best Buy customers explore, learn about and buy the latest smart-home products and services. In addition, the Company eliminated approximately 140 other positions during the second quarter of 2018. These actions resulted in one-time cash severance-related expenses in the range of $4 to $5 million.

The Company does not expect that any of its cost reduction initiatives will result in additional material charges or expenses. The majority of the headcount and expense reductions will benefit the third quarter and future periods.

Forward-Looking Statements

This Current Report on Form 8-K, including the presentation slides furnished as Exhibit 99.1 to this report, includes forward-looking statements regarding, among other things, statements with respect to certain preliminary unaudited financial results for the Company’s quarter ended June 30, 2018, which are subject to finalization and contingencies associated with the Company’s quarterly financial and accounting procedures, and statements regarding the Company’s expectations with its cost saving initiatives. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the smart home and security industry and product introductions and promotional activity by the Company’s competitors;

•	litigation, complaints or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	adverse publicity and product liability claims;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

•	cost increases or shortages in smart home and security technology products or components;

•	the introduction of unsuccessful new products and services;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•
the impact to the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan and the Best Buy Smart Home powered by Vivint program; and

•	the outcome of the Company’s cost saving initiatives and the impact of the costs associated with such initiatives.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and the Company’s ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K, including the presentation slides furnished as Exhibit 99.1 to this report, are more fully described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”), as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC, and are accessible on the SEC’s website at www.sec.gov. The risks described herein or in the “Risk Factors” section are not exhaustive. New risk factors emerge from time to time and it is not possible for the Company to predict all such risk factors, nor can the Company assess the impact of all such risk factors on is business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

“Adjusted EBITDA” is defined as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the agreements governing the Company’s notes and the credit agreement governing the Company’s revolving credit facility.

The Company believes that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants in the indentures governing the Company’s notes and the credit agreement governing the Company’s revolving credit facility. The Company cautions investors that amounts presented in accordance with its definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

See the following table for a quantitative reconciliation of Adjusted EBITDA to Net Loss, which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

	Three Months Ended June 30, 2018
	(in millions)
Net loss	$(144.0)	—	$(150.0)
Interest expense, net	59.5	—	62.0
Other expense, net	2.2	—	5.9
Income tax expense	0.2	—	1.0
Depreciation and amortization (i)	27.9	—	29.9
Amortization of capitalized contract costs	96.5	—	98.9
Non-capitalized contract costs (ii)	81.5	—	84.6
Non-cash compensation (iii)	0.1	—	0.7
Other adjustments (iv)	22.9	—	25.8
Adjustment for change in accounting principle (Topic 606) (v)	(12.8)	—	(18.8)
Adjusted EBITDA	$134.0	—	$140.0

(i)	Excludes loan amortization costs that are included in interest expense.

(ii)
    Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases and, as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP.

(iii)	Reflects non-cash compensation costs related to employee and director stock option plans. Excludes non-cash compensation costs included in non-capitalized subscriber acquisition costs.

(iv)	Other adjustments includes certain items such as product development costs, subcontracted monitoring fee savings, non-recurring gain and other adjustments.

(v)	Adjustments to eliminate the impact of the Company's adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation Slides dated as of July 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance and Treasurer

Date: July 16, 2018